Exhibit 99.1

Contact:

Jill Hewitt

Senior Vice President and Investor Relations Officer

OceanFirst Financial Corp.

732.240.4500 ext. 7513

jhewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

COMPLETES ACQUISITIONS OF

TWO RIVER BANCORP AND COUNTRY BANK HOLDING COMPANY, INC.

RED BANK, N.J., January 2, 2020 - OceanFirst Financial Corp. (NASDAQ:OCFC) (“OceanFirst”), the holding company for OceanFirst Bank N.A. (“OceanFirst Bank”), announced today the closings of its acquisitions, effective January 1, 2020, of Two River Bancorp (“Two River”), the holding company for Two River Community Bank, headquartered in Tinton Falls, New Jersey, and Country Bank Holding Company, Inc. (“CYHC”), the holding company for Country Bank, headquartered in New York, New York.

The former operations of each of Two River and CYHC will operate as divisions of OceanFirst Bank until the integrations of their respective operating systems are completed, which are expected to occur separately during 2020. In conjunction with the full integration of each operating system, Two River and CYHC will each be rebranded as OceanFirst Bank.

OceanFirst is the largest community bank headquartered in central and southern New Jersey. With the addition of Two River and CYHC, OceanFirst will have assets of approximately $10.2 billion.

OceanFirst Chairman and Chief Executive Officer, Christopher D. Maher, said, “We are pleased to start 2020 by welcoming the stockholders, customers and employees of Two River and Country Bank to our OceanFirst family.” Mr. Maher added, “With the addition of these two high performing organizations and our organic commercial lending expansion in the New York and Philadelphia metropolitan areas, OceanFirst is well positioned to continue to grow our business throughout 2020. We look forward to delivering our exceptional banking services to the newest customers of OceanFirst Bank.”

Upon completion of the acquisition of Two River, the former shareholders of Two River became entitled to receive $5.375 in cash without interest and 0.6663 shares of OceanFirst common stock for each share of Two River common stock they held plus cash in lieu of any fractional shares of OceanFirst common stock. Based on the $25.54 per share closing price of OceanFirst common stock on December 31, 2019, the total transaction value for the Two River transaction was approximately $197 million (including options). Effective as of the completion of the Two River transaction, William D. Moss, the former Chairman, President and CEO of Two River, was appointed to the boards of directors of OceanFirst and OceanFirst Bank.

Upon completion of the acquisition of CYHC, the former shareholders of CYHC became entitled to receive 2,000 shares of OceanFirst common stock for each share of CYHC common stock they held. Based on the $25.54 per share closing price of OceanFirst common stock on December 31, 2019, the total transaction value for the CYHC acquisition was approximately $112.8 million. Effective as of the completion of the CYHC transaction, Joseph M. Murphy, Jr., the former President of CYHC, was appointed to the boards of directors of OceanFirst and OceanFirst Bank.

*        *         *

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $10.2 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

Cautionary Notes on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to either the acquisition of Two River Bancorp (the “Two River Transaction”) or the acquisition of Country Bank Holding Company, Inc. (the “CYHC Transaction”); any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to either the Two River Transaction or CYHC Transaction or both such transactions; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst does not assume any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K and those disclosed in OceanFirst’s other periodic reports filed with the SEC, as well as the possibility that expected benefits of either the Two River Transaction or CYHC Transaction or both such transactions and the recently completed acquisition of Capital Bank of New Jersey by OceanFirst (the “Recent Acquisition”) may not materialize in the timeframe expected or at all, or may be more costly to achieve; that OceanFirst’s, Two River’s and CYHC’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that OceanFirst is unable to successfully implement integration strategies related to either the Two River Transaction or CYHC Transaction or both such transactions or the Recent Acquisition; reputational risks and the reaction of the companies’ stockholders, customers, employees and other constituents to the Two River Transaction or CYHC Transaction or both such transactions, and diversion of management time as a result of matters related to either the Two River Transaction or CYHC Transaction or both such transactions. The list of factors presented here, and the list of factors that are presented in the registration statements on Form S-4 for each of the Two River Transaction and CYHC Transaction, is not, and should not be considered, a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. For any forward-looking statements made in this press release or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.